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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Joseph Peterson, M.D. and Ronald W. Rudolph, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to execute and deliver in the undersigned's name and on the undersigned's behalf the Annual Report on Form 10-K for the year ended December 31, 2002 for On Assignment, Inc., and any and all amendments thereto, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file in connection therewith any other documents and instruments in the undersigned's name or on the undersigned's behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue of the power of attorney granted hereby.

Signature	Title	Date

/s/ JOSEPH PETERSON, M.D. Joseph Peterson, M.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	March 28, 2003
/s/ RONALD W. RUDOLPH Ronald W. Rudolph	Executive Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2003
/s/ KAREN BRENNER Karen Brenner	Director	March 28, 2003
/s/ WILLIAM E. BROCK William E. Brock	Director	March 28, 2003
/s/ ELLIOTT ETTENBERG Elliott Ettenberg	Director	March 28, 2003
/s/ JONATHAN S. HOLMAN Jonathan S. Holman	Director	March 28, 2003
/s/ JEREMY M. JONES Jeremy M. Jones	Director	March 28, 2003

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  Exhibit 24.1
POWER OF ATTORNEY